Exhibit 1.1

Execution Copy

NISKA GAS STORAGE PARTNERS LLC

17,500,000 Common Units

Representing Limited Liability Company Interests

UNDERWRITING AGREEMENT

May 11, 2010

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

As Representatives of the several Underwriters

c/o Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282

Ladies and Gentlemen:

Niska Gas Storage Partners LLC, a Delaware limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are serving as representatives, an aggregate of 17,500,000 common units (the “Firm Units”), representing limited liability company interests in the Company (“Common Units”), and, at the election of the Underwriters, up to 2,625,000 additional Common Units (the “Optional Units”). The Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Units.”

It is understood and agreed by all that the Company was recently formed to acquire, own, operate and develop all of the natural gas storage assets (the “Assets”) that were previously owned and operated directly or indirectly by Niska GS Holdings I, L.P., a Delaware limited partnership (“Niska I”), and Niska GS Holdings II, L.P., a Delaware limited partnership (“Niska II” and, together with Niska I, “Niska Holdings”), other than the membership interests in Black Bayou Gas Storage, LLC, a Delaware limited liability company, Coastal Bend Gas Storage, LLC, a Delaware limited liability company, and Starks Gas Storage L.L.C., a Delaware limited liability company, all as described more particularly in the Pricing Disclosure Package and the Contribution Agreement, each as defined herein.

It is further understood and agreed to by all parties that as of the date hereof:

(a)           Niska GS Holdings US, L.P., a Delaware limited partnership (“US Holdings”), directly or indirectly owns all of the partner interests in Niska I, and Niska I directly owns a 100% membership interest in Niska Gas Storage US, LLC, a Delaware limited liability company (“U.S. Operating Company”);

(b)           Niska GS Holdings Canada, L.P., a Delaware limited partnership (“Canada Holdings”), directly or indirectly owns all of the partner interests in Niska II, and Niska II directly owns a 100% membership interest in Niska Gas Storage Canada GP, LLC, a Delaware limited liability company (“Canadian GP”);

(c)           US Holdings directly or indirectly owns all of the equity interests in Niska Sponsor Holdings Cooperatief U.A., a Dutch cooperatief with excluded liability for members (“Sponsor Holdings”), and Sponsor Holdings directly owns a 100% membership interest in Niska Gas Storage Management LLC, a Delaware limited liability company (the “Manager”);

(d)           the Manager directly owns a 100% membership interest in the Company;

(e)           Niska II directly owns a 99.999% limited partner interest in Niska Gas Storage Canada, L.P., a Delaware limited partnership (“NGSC LP”);

(f)            Canadian GP directly owns a 0.001% general partner interest in NGSC LP;

(g)           NGSC LP directly owns a 100% membership interest in Niska Gas Storage Canada ULC, an Alberta unlimited liability corporation (“Canadian Operating Company”);

(h)           Canadian Operating Company directly or indirectly owns all of the general partnership interests in AECO Gas Storage Partnership, an Alberta general partnership (“AECO Gas” and, collectively with U.S. Operating Company and Canadian Operating Company, the “Operating Companies”);

(i)            U.S. Operating Company directly or indirectly owns all of the Assets that are located or operated in the United States of America; and

(j)            Canadian Operating Company directly or indirectly owns all of the Assets that are located or operated in Canada.

Prior to the date hereof:

(a)           U.S. Operating Company and Niska Gas Storage US Finance Corp., a Delaware corporation and wholly-owned subsidiary of U.S. Operating Company (“U.S. Finco”), issued and sold $175.0 aggregate principal amount of 8.875% senior notes due 2018 in a private placement (“U.S. Notes Offering”).  Concurrently with the U.S. Notes Offering, Canadian Operating Company and Niska Gas Storage Canada Finance Corp., a Canadian corporation and wholly-owned subsidiary of Canadian Operating Company (“Canadian Finco”), issued and sold $625.0 aggregate principal amount of 8.875% senior notes due 2018 in a private placement (together with the U.S. Notes Offering, “Notes Offerings”).  Concurrently with the Notes Offerings, U.S. Operating Company and AECO Gas entered into a credit agreement with Royal Bank of Canada and other lenders (the “Credit Agreement”) providing for a $200.0 million U.S. revolving credit facility and a $200.0 million Canadian revolving credit facility and

(b)           Canada Holdings formed a wholly-owned subsidiary named Niska II GP LLC, a Delaware limited liability company (“GP LLC”), and, together with GP LLC, form a subsidiary named Niska II Holdings, L.P., a Delaware limited partnership (“Niska II Holdings”),

(c)           Niska Holdings, Sponsor Holdings, the Company and the other parties thereto have entered into a Contribution, Assignment and Assumption Agreement (the “Contribution Agreement”) pursuant to which, in addition to various other transactions set forth in the Contribution Agreement,

(i) US Holdings will transfer its interest in Niska I to the Company in exchange for (a) 4,787,911 Common Units, (b) 11,831,661 Subordinated Units representing limited partner interests in the Company (as defined in the Operating Agreement, the “Subordinated Units”), (c) the right to receive, upon the earlier to occur of the expiration of the option to purchase Optional Units or the purchase of all Optional Units, (1) a number of additional Common Units that is equal to 35% of the excess, if any, of (x) 2,625,000 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the option to purchase Optional Units and (2) a distribution in an amount equal to 35% of the total amount of cash, if any, contributed by the Underwriters to the Partnership at the additional time(s) of purchase with respect to the Common Units purchased by and issued to the Underwriters pursuant to the exercise of the option to purchase Optional Units, (d) 35% of the Manager Contribution Interest (as defined in the Contribution Agreement) and (e) 35% of the Incentive Distribution Rights in the Company (the “Incentive Distribution Rights,” as defined in the limited liability company agreement of the Company, as the same may be amended or restated at or prior to the First Time of Delivery, the “Operating Agreement”), collectively, the “U.S. Consideration,”

(ii) the Company will transfer (a) 8,891,834 Common Units, (b) 21,973,084 Subordinated Units, (c) the right to receive, upon the earlier to occur of the expiration of the option to purchase Optional Units or the purchase of all Optional Units, (1) a number of additional Common Units that is equal to 65% of the excess, if any, of (x) 2,625,000 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the option to purchase Optional Units and (2) a distribution in an amount equal to 65% of the total amount of cash, if any, contributed by the Underwriters to the Partnership at the additional time(s) of purchase with respect to the Common Units purchased by and issued to the Underwriters pursuant to the exercise of the option to purchase Optional Units, (d) 65% of the Manager Contribution Interest and (e) 65% of the Incentive Distribution Rights (collectively, the “Canadian Consideration”) to Niska Partners Cooperatief U.A., a Dutch cooperatief with excluded liability for members and a subsidiary of the Company (“DutchCo”), in exchange for certain debt of and equity interests in DutchCo,

(iii) DutchCo will transfer the Canadian Consideration, except a de minimis amount of the Common Units and Subordinated Units, to Niska II Holdings in exchange for, among other things, all of the limited partner interests in Niska II,

(iv) through a series of contributions and conveyances, the de minimis amount of Common Units and Subordinated Units retained by DutchCo will be transferred to Niska II Holdings,

(v) US Holdings and Niska II Holdings will contribute the U.S. Consideration and the Canadian Consideration, respectively, to Sponsor Holdings in exchange for equity interests in Sponsor Holdings and

(vi) Sponsor Holdings will contribute the Manager Contribution Interest to the Manager.

It is further understood and agreed to by the parties hereto that the following transactions will occur at or prior to the First Time of Delivery (as defined in Section 4(a) hereof):

(a)           the public offering of the Firm Units contemplated hereby will be consummated;

(b)           the Company and Sponsor Holdings will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will be required to, among other things, file a registration statement to register the Sponsor Units (as defined in Section 1(l)) upon Sponsor Holding’s request.

The transactions to occur pursuant to the Contribution Agreement, together with those described above in clauses (a) and (b) and the Company’s use of the net proceeds of the offering as described in the Pricing Prospectus (as defined in Section 1(a) hereof) are referred to herein as the “Transactions.”  In connection with the Transactions to occur pursuant to the Contribution Agreement, the parties to the Transactions will enter into various transfer agreements, conveyances, contribution agreements and related documents (collectively, and together with the Contribution Agreement, the “Contribution Documents”).  The Contribution Documents and the Registration Rights Agreement shall be collectively referred to as the “Transaction Documents.”

The Operating Companies, Niska US GP LLC, a Delaware limited liability company (“GP US LLC”), Niska I, U.S. Finco, Canadian Finco, Niska Gas Storage LLC, a Delaware limited liability company (“Niska Gas”), Wild Goose Storage, LLC, a Delaware limited liability company (“Wild Goose”), Niska Gas Transport Inc., a Delaware corporation (“Niska Gas Transport”), Salt Plains Storage, LLC, a Delaware limited liability company (“Salt Plains”), Niska GP Alberta ULC, an Alberta unlimited liability corporation (“Niska GP Alberta”), EnerStream Agency Services Inc., an Ontario corporation (“EnerStream”), Access Gas Services Inc., a British Columbia corporation, (“BC Access Gas”), Access Gas Services (Alberta) Inc., an Alberta corporation (“AB Access Gas”), Access Gas Services (Ontario) Inc., an Ontario corporation (“ON Access Gas”), DutchCo, Niska Holdco ULC, an Alberta unlimited liability corporation (“Holdco”), Niska GP ULC, an Alberta unlimited liability corporation (“GP ULC”), Niska Partners Management ULC, an Alberta unlimited liability corporation (“Management ULC”), Niska Gas Storage Operations LLC, a Delaware limited liability company (“Lower Co-op Holdings”), Niska II and NGSC LP are hereinafter collectively referred to as the “Subsidiaries.”

The Company and the Operating Companies are hereinafter collectively referred to as the “Niska Parties.”  The Manager, the Company, GP LLC, Niska II Holdings, Canadian GP, and the Subsidiaries are hereinafter collectively referred to as the “Company Entities.”  The Company Entities, US Holdings, Canada Holdings, Sponsor Holdings and Niska GS Venture Holdings LLC, a Delaware limited liability company (“Upper Co-op Holdings”), are hereinafter collectively referred to as the “Niska Group Entities.”

This is to confirm the agreement among the Niska Parties and the Underwriters concerning the purchase of the Units from the Company by the Underwriters.

1.             Representations, Warranties and Agreements of the Niska Parties.  The Niska Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a)           Registration.  A registration statement on Form S-1 (File No. 333-165007) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post effective amendment thereto, each in the form heretofore delivered to you, for you and for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Niska Parties, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”).  For purposes of this Agreement, “Applicable Time” means 3:40 p.m. (Central Time) on the date of this Agreement.

(b)           No Stop Order.  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Niska Parties, threatened by the Commission.

(c)           No Material Misstatements or Omissions in Registration Statement or Prospectus.  The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any supplement or amendment thereto will conform, when filed with the Commission under Rule 424(b), in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and will not, as of each Time of Delivery and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this Section 1(c) shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through any Representative expressly for use therein.

(d)           No Material Misstatements or Omissions in Pricing Disclosure Package.  The Pricing Prospectus will conform, when filed with the Commission, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder on the date of first use.  The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and the other information and documents, if any, listed in Schedule II(A) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II(A) or Schedule II(B) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each Issuer Free Writing Prospectus listed in Schedule II(B) hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this Section 1(d) shall not apply to any statements or omissions made in the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through any Representative expressly for use therein.

(e)           Company Not an “Ineligible Issuer.”  As of the Applicable Time the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act).

(f)            Forward-Looking and Supporting Information.  Each of the statements made by the Company in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Company, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(g)           Formation, Due Qualification and Authority.  Each of the Niska Group Entities has been duly formed and is validly existing as a corporation, unlimited liability corporation, limited partnership, general partnership, limited liability company or cooperative, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be, and is duly registered or qualified to do business and is in good standing as a foreign corporation, unlimited liability corporation, limited partnership, general partnership, limited liability company or cooperative, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register, qualify or be in good standing would not reasonably be expected to (i) have a material adverse effect on the condition, financial or otherwise, results of operations, properties, assets or business affairs or prospects of the Company Entities taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), or (ii) subject the non-managing members of the Company to any material liability or disability.  Each of the Niska Group Entities has all corporate, partnership, limited liability company or cooperative, as the case may be, power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease its properties currently owned or leased or to be owned or leased at each Time of Delivery, and to conduct its business as currently conducted or as to be conducted at each Time of Delivery, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)           Power and Authority to Act as the Manager.  At each Time of Delivery, the Manager will have full limited liability company power and authority to act as the manager of the Company in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)            Power and Authority to Act as a General Partner.  Canadian GP has full limited liability company power and authority to act as the general partner of NGSC LP in all material respects.  GP US LLC has and, at each Time of Delivery, will have, full limited liability company power and authority to act as the general partner of Niska I in all material respects. Canadian Operating Company and Niska GP Alberta each has and, at each Time of Delivery, will have, full corporate power and authority to act as a general partner of AECO Gas in all material respects.  At each Time of Delivery, GP LLC will have full limited liability company power and authority to act as the general partner of Niska II Holdings in all material respects.  At each Time of Delivery, (i) Holdco will have full corporate power and authority to act as the general partner of GP ULC, (ii) GP ULC will have full corporate power and authority to act as the general partner of NGSC LP, in each case in all material respects.

(j)            Ownership of the Membership Interests in the Manager.  At each Time of Delivery, Sponsor Holdings will own, all of the issued and outstanding membership interests in the Manager.  At each Time of Delivery, such interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of the Manager (as the same may be amended or restated at or prior to the First Time of Delivery, the “Manager Operating Agreement”) and will be fully paid (to the extent required under the Manager Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and Sponsor Holdings will own such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims other than liens securing obligations pursuant to the Credit Agreement and any restrictions on transferability as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (“Liens”).

(k)           Ownership of the Managing Interest.  The Manager is and, at each Time of Delivery, will be, the sole managing member of the Company and the owner of the managing member interest in the Company (the “Managing Interest”).  The Managing Interest has been duly authorized and validly issued in accordance with the Operating Agreement and is fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and the Manager owns and, at each Time of Delivery, will own, the Managing Interest free and clear of all Liens.

(l)            Ownership of Sponsor Units and Incentive Distribution Rights.  Assuming no purchase by the Underwriters of any Optional Units, at the First Time of Delivery, after giving effect to the Transactions, Sponsor Holdings will own (i) 13,679,745 Common Units and 33,804,745 Subordinated Units (such Common Units and Subordinated Units being collectively referred to herein as the “Sponsor Units”) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) all of the Incentive Distribution Rights and (iii) and the right to receive additional Common Units in an amount equal to 2,625,000 less the number of Optional Units, if any, purchased by the Underwriters pursuant to the exercise of the option to purchase Optional Units.  Such Sponsor Units and Incentive Distribution Rights and the membership interests represented thereby will be duly authorized and validly issued in accordance with the Operating Agreement, and will be fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sponsor Holdings will own such Sponsor Units, Incentive Distribution Rights and right to receive additional Common Units, free and clear of all Liens.

(m)          Valid Issuance of the Units.  At each Time of Delivery, as the case may be, the Firm Units or the Optional Units, as the case may be, will be duly authorized in accordance with the Operating Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(n)           Membership Interests Outstanding.  At the First Time of Delivery, after giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement and assuming no exercise of the option to purchase Optional Units, the issued and outstanding membership interests of the Company will consist of 31,179,745 Common Units, 33,804,745 Subordinated Units, the Managing Interest and the Incentive Distribution Rights.  Other than the Sponsor Units, such Subordinated Units, the Managing Interest, the Incentive Distribution Rights and any membership interests issued in accordance with Section 5(f) hereof, the Units will be the only membership interests of the Company issued and outstanding at each Time of Delivery.

(o)           Ownership of the Subsidiaries.  At each Time of Delivery, the Company will own, directly or indirectly, 100% of the equity interests in each of the Subsidiaries.  At each Time of Delivery, such equity interests will have been duly authorized and validly issued in accordance with the organizational documents of each Subsidiary and, other than any general partner interests in any of the Subsidiaries, will be fully paid (to the extent required under those documents) and non-assessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, (ii) in the case of an interest in a Delaware limited partnership, Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s statutory rules (including, in the case of Canadian Operating Company, GP ULC, Management ULC and Niska GP Alberta, the unlimited liability nature of shares of unlimited liability nature of shares of unlimited liability companies), and the Company will own, directly or indirectly, such equity interests free and clear of all Liens.

(p)           No Other Subsidiaries.  Other than the capital stock, limited partner interests, general partner interests, limited liability company interests, unlimited liability company interests described in Section 1(o) above and intercompany indebtedness, none of the Company or the Subsidiaries own or, at each Time of Delivery, will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than the

Managing Interest, the Manager will not, at each Time of Delivery, directly own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(q)           No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for restrictions on transferring pledged securities pursuant to the Credit Agreement, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock, membership interests, partnership interests or other equity interests in any Company Entity.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Company.

(r)            Authority and Authorization.  Each of the Niska Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder.  The Company has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Operating Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Operating Agreement and the Contribution Documents. At each Time of Delivery, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Niska Group Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements (as defined in Section 1(t) hereof) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements shall have been validly taken.

(s)           Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Niska Parties.

(t)            Enforceability of Operative Agreements.  At or before the First Time of Delivery:

(i)            the Operating Agreement will have been duly authorized, executed and delivered by the Manager and will be a valid and legally binding agreement of the Manager, enforceable against the Manager in accordance with its terms;

(ii)           each of the limited partnership, general partnership, limited liability company agreements and other constituent documents of each other Company Entity will have been duly authorized, executed and delivered by the applicable Company Entity party thereto and will be a valid and legally binding agreement of the applicable Company Entity party thereto, enforceable against such Company Entity in accordance with its respective terms; and

(iii)          each of the Transaction Documents will have been duly authorized, executed and delivered by the Niska Group Entity party thereto and will be valid and legally binding agreements of the Niska Group Entity party thereto, enforceable against such Niska Group Entity in accordance with their respective terms;

provided that, with respect to each agreement described in this Section 1(t), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.  The Operating Agreement, each other organizational document of a Company Entity and the Transaction Documents are herein collectively referred to as the “Operative Agreements.”

(u)           Sufficiency of the Contribution Documents.  The Contribution Documents will be legally sufficient to transfer or convey to the Company and its subsidiaries satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Company and its subsidiaries to conduct their operations in all material respects as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents.  The Company, upon consummation of the transactions under the Contribution Agreement, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Company.

(v)           No Conflicts.  None of (i) the offering, issuance or sale by the Company of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Pricing Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Niska Group Entities which are parties hereto or thereto, as the case may be, or (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Operative Agreements, (A) conflicts or will conflict with or constitutes or will constitute a violation of the limited liability company agreement, partnership agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other governing document of any of the Niska Group Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Niska Group Entities is a party or by which any of them or any of their respective properties is bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body applicable to any of the Niska Group Entities or any of their respective properties in a proceeding to which any of them is a party or by which their respective property is bound or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Niska Group Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Niska Group Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents.

(w)          No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Niska Group Entities or any of their respective properties or assets is required in connection with (i) the offering, issuance or sale by the Company of the Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Prospectus, (iii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Niska Group Entities party hereto and thereto, or (iv) the consummation by the Niska Group Entities of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements except (A) for registration of the Units under the Act and consents required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters,(B) for such consents that have been, or prior to the First Time of Delivery will be, obtained or made, (C) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and (D) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(x)            No Defaults.  None of the Company Entities is (i) in violation of its limited liability company agreement, partnership agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other governing document, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Company Entities or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, which breach, default or violation in the case of clauses (ii) or (iii) would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Niska Group Entities to perform their obligations under this Agreement or the Operative Agreements.  To the knowledge of the Niska Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Niska Group Entities is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation, if continued, could reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Niska Group Entities to perform their obligations under this Agreement or the Operative Agreements.

(y)           Conformity of Securities to Descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The Units, when issued and delivered in accordance with the terms of the Operating Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the Incentive Distribution Rights and the Managing Interest, when issued and delivered in accordance with the terms of the Operating Agreement and the Contribution Agreement, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(z)            Private Placement.  The sale and issuance of the Sponsor Units, the Incentive Distribution Rights and the Managing Interest, and the transfers and contributions of the Sponsor Units, the Incentive Distribution Rights and the Managing Interest, in each case as contemplated by the Contribution Agreement, are exempt from the registration requirements of the Act and securities laws of any state having jurisdiction with respect thereto, and none of Sponsor Holdings or any of the Company Entities has taken or will take any action that would cause the loss of such exemption.

(aa)         Independent Public Accountants.  KPMG LLP, who has certified or shall certify the audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to each of Niska I, Niska II, Sponsor Holdings, the Manager and the Company within the meaning of the Act.

(bb)         Financial Statements.  The audited combined historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition of Niska I, Niska II and the Company as of the dates indicated, and the results of operations and cash flows of Niska I and Niska II, for the periods specified, comply as to form with the applicable accounting requirements of the Act and have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The summary historical and pro forma financial and operating information set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Prospectus Summary—Summary Historical and Pro Forma Operating and Financial Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” in the Registration Statement, the Pricing Prospectus and the Prospectus is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived.  The other financial information of Niska I, Niska II and the Company and their subsidiaries, including non-GAAP financial measures, if any, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of Niska I, Niska II, the Company and its subsidiaries, and fairly presents in all material respects the information purported to be shown thereby.

(cc)         Pro Forma Financial Statements.  The pro forma financial statements of the Company included in the Registration Statement, the Pricing Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus.  The pro forma financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(dd)         No Material Adverse Change.  None of the Company Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the business, properties, financial condition, prospects or results of operations of the Company Entities taken as a whole, (ii) any transaction which is material to the Company Entities taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iii) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Company Entities, in each case other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ee)         Legal Proceedings or Contracts to be Described or Filed.  There are no legal or governmental proceedings pending or, to the knowledge of the Niska Parties, threatened, against any of the Company Entities, or to which any of the Company Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not described as required by the Act.  There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.  Each contract, document or other agreement described in the Registration Statement, any Preliminary Prospectus or the Prospectus is in full force and effect and is valid and enforceable by and against the Company Entities, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), except as would not reasonably be expected to have a Material Adverse Effect.  Statements made in the Pricing Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ff)           Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any Company Entity on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Company Entity, on the other hand, that is required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and is not so described.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Company Entity to or for the benefit of any of the officers, directors or managers of any Company Entity or their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(gg)         Title to Properties.  Following consummation of the Transactions and at each Time of Delivery, the Company Entities will have good and marketable title in fee simple to, or valid leasehold or other interests (including by means of gas storage agreements, trust arrangements, mineral owner agreements, easements, right-of-ways, and other instruments granting the Company Entities the right to use and occupy real property) in, as applicable, all real and personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as owned, leased or used and occupied by the Company Entities, free and clear of all liens and defects, except (i) that arise under the Credit Agreement, (ii) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) as would not, individually or in the aggregate, have a Material Adverse Effect, (iv) with respect to such property which comprises the “AECO Hub,” as that term is defined in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “AECO Hub Properties”) where the Company Entities sole and exclusive representation as to title to any AECO Hub Properties is that the AECO Hub Properties are free and clear of all liens and defects created by, through or under any of the Company Entities (other than as described in (i) through (iii) above), (v) such defects that that (a) existed as of the respective dates of acquisition of Niska Gas by U.S. Operating Company in May 2006, Wild Goose by U.S. Operating Company in November 2006 and AECO Gas by Canadian Operating Company in May 2006, (b) have not materially interfered with the use of the Company Entities’ properties, taken as a whole, since the respective dates of such acquisitions and (c) U.S. Operating Company and Canadian Operating Company determined the affected assets had a value, as of the respective dates of acquisition, comprising less than 5.0% of the purchase price paid for Niska Gas, Wild Goose and AECO Gas, respectively, or (vi) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(hh)         Rights-of-Way.  Following consummation of the Transactions and at each Time of Delivery, each of the Company Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Company Entities has, or upon consummation of the Transactions will have, other than as set forth, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that would, individually or in the aggregate, have a Material Adverse Effect.

(ii)           Governmental Permits.  Each of the Company Entities has, or at each Time of Delivery will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such governmental permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company Entities has, and at each Time of Delivery will be in compliance with the terms and conditions of, all such governmental permits, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; and no event has occurred that would prevent the governmental permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such governmental permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)           Books and Records.  Each Company Entity (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk)         Disclosure Controls and Procedures.  (i) Each Company Entity has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ll)           No Changes in Internal Controls.  Since the date of the most recent balance sheets of Niska I and Niska II reviewed or audited by KPMG LLP, (i) none of the Niska Group Entities has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Company Entities to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Company Entities, and (ii) there have been no significant adverse changes in internal controls or in other factors that could significantly and adversely affect internal controls.

(mm)       Tax Returns.  Each of the Company Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns.  No tax deficiency has been determined adversely to any of the Company Entities, and none of the Niska Parties has any knowledge of any tax deficiency or related assessment, fine or penalty that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except those that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(nn)         ERISA.  Other than with respect to items that do not create a Material Adverse Effect, (i) at each Time of Delivery, each Company Entity and each employee benefit plan or program maintained by any Company Entity will be in compliance in form and in operation in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and any other applicable law; (ii) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined in ERISA) for which any Company Entity or any entity treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) or Section 4001 of ERISA (collectively “ERISA Affiliate”) (after giving effect to the Transactions), would have any liability; and (iii) no Company Entity or ERISA Affiliate (after giving effect to the Transactions) expects to incur liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Code as a result of the Transactions.  Other than with respect to items that do not create a Material Adverse Effect, each “pension plan” established within the last six years and which is currently maintained by any Company Entity as of the date of this Agreement that is intended to be qualified under the Income Tax Act (Canada) or Section 401 of the Code, is so qualified and, to the knowledge of the Niska Parties, no event or fact exists which would adversely affect such qualification.  To the knowledge of the Niska Parties as of the date of this Agreement, none of the Company Entities or any ERISA Affiliate currently maintains, contributes to or has any liability with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “pension plan” that is subject to Title IV of ERISA.

(oo)         Investment Company.  None of the Company Entities is nor after sale of the Units to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(pp)         Intellectual Property.  Each of the Company Entities, with respect to the assets to be owned or leased by the Company Entities at each Time of Delivery, owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses in the manner and subject to such qualifications described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except as such conflict which would not, individually or in the aggregate, have a Material Adverse Effect.

(qq)         Environmental Compliance.  Each of the Company Entities (i) is in compliance with any and all foreign, federal, state and local laws and regulations relating to the prevention of pollution or the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Niska Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, except where such noncompliance or deviation from that described in (i)-(iv) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.  None of the Company Entities has been notified that they are currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, including, but not limited to, with respect to any of the properties being contributed to the Company pursuant to the Transactions.

(rr)           Effect of Environmental Laws.  In the ordinary course of its business, each Company Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and, as applicable, any potential liabilities to third parties).  On the basis of such review, each Company Entity has reasonably concluded that the incurrence of such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(ss)         Sarbanes-Oxley Act of 2002.  At each Time of Delivery, the Company will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Company.

(tt)           No Labor Dispute.  No labor dispute with the employees of the Company Entities exists or, to the knowledge of any of the Niska Parties, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(uu)         Insurance.  The Company Entities maintain insurance covering their properties, operations, personnel and businesses, including all of their Assets, against such losses and risks and in such amounts as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties.  None of the Company Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions).  The Company Entities are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect on the date hereof and will be duly in full force and effect at each Time of Delivery.  There are no claims by the Company Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company Entities have not been notified in writing that they will be denied renewal of their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that could not reasonably be expected to have a Material Adverse Effect.

(vv)         Litigation.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Niska Parties, threatened, to which any of the Company Entities is or may be a party or to which the business or property of any of the Company Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Company Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) call into question the validity of this Agreement or the consummation of the transactions contemplated hereby.

(ww)       No Distribution of Other Offering Materials.  None of the Niska Group Entities has distributed and, prior to the later to occur of the final Time of Delivery and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement.

(xx)          Anti-Corruption Laws.  None of the Niska Group Entities, any director or officer of a Niska Group Entity, or, to the knowledge of the Niska Parties, any agent, employee, representative or other person associated with or acting on behalf of any of the Niska Group Entities, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company Entities and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(yy)         Anti-Money Laundering Laws.  The operations of the Company Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Niska Parties, threatened.

(zz)          Office of Foreign Assets Control.  (i) None of the Company Entities, any director or officer of the Company Entities or, to the knowledge of the Niska Parties, any agent or employee of the Company Entities is (A) currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (B) located, organized or resident in a country or territory that is subject to such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); (ii) the Company will not directly or indirectly use the proceeds of the offering, or lend, fund, contribute, facilitate or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or use the proceeds of this offering in any other manner that will result in a violation by any person or entity of any U.S. sanctions administered by OFAC; and (iii) none of the Company Entities has, in the last five years, knowingly engaged in any dealings or transactions with any subsidiary, joint venture partner or other person or entity, or in any country or territory, that at the time of the dealing or transaction was the subject of any U.S. sanctions administered by OFAC.

(aaa)       Listing.  The Units have been approved for listing on the NYSE.

(bbb)      Market Stabilization.  The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(ccc)       Statistical and Market-Related Data.  All statistical or market-related data included in the Registration Statement, the Prospectus and the Pricing Disclosure Package, if any, are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ddd)      Distribution Restrictions.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as prohibited under the Credit Agreement and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Any certificate signed by any officer of any Niska Party and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Niska Party to each Underwriter as to the matters covered thereby.

2.             Purchase and Sale of the Units.  Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per unit of $19.244375, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per unit set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to an aggregate of 2,625,000 Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering sales of units in excess of the number of Firm Units.  Any such election to purchase Optional Units may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.             Offering of Units by the Underwriters.  Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

4.             Delivery and Payment for the Units.

(a)           The Units to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the

Company to the Representatives at least forty-eight hours in advance.  If the Units are represented by certificates, the Company will cause the certificates representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Units, at or prior to 11:00 a.m., New York City time, on May 17, 2010 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Units, at or prior to 11:00 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Units, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)           The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to this Agreement, will be delivered at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103 (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.             Further Agreements of the Niska Parties.  The Company and, for purposes of Sections 5(i), 5(m) and 5(n), each of the Niska Parties jointly and severally, covenant and agree with each of the Underwriters:

(a)           Preparation of Prospectus and Registration Statement.  To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the Act that differs from the Prospectus) which shall be disapproved by you promptly after reasonable notice thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or the rules and regulations of the Commission thereunder, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering of the Units; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)           Qualification of Securities.  Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Company shall not be required to qualify as a foreign limited liability company or to file a general consent to service of process in any jurisdiction;

(c)           Information in Pricing Disclosure Package.  If at any time prior to the filing of the Prospectus, any event occurs as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to the Representatives and, if requested by the Representatives, to amend or supplement the Pricing Disclosure Package and supply such amendment or supplement that will correct such statement or omission, without charge, to each Underwriter in such quantities as may be reasonably requested.

(d)           Copies of Documents to Underwriters.  Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the

Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)           Reports to Unitholders.  To make generally available to its unitholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(f)            Lock-Up Period.  During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise hedge or dispose, except as provided hereunder, of any Common Units or any securities of the Company that are substantially similar to the Common Units, including, but not limited to, any options or warrants to purchase Common Units or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities without the prior written consent of the Representatives, provided, however, that (i) the Company may issue and sell options, restricted units, phantom units, unit appreciation rights, unit awards and other unit-based awards pursuant to the Company’s 2010 Long-Term Incentive Plan that are not exercisable or do not vest, as applicable, during the Lock-Up Period, (ii) the Company may issue and sell the Optional Units and (iii) the Company may issue Common Units and other securities pursuant to the Contribution Agreement as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Notwithstanding the foregoing, if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(g)           Copies of Public Documents.  To furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, changes of members’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(h)           Copies of Reports.  During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to its unitholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional non-confidential information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its unitholders generally or to the Commission), in each case to the extent not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System;

(i)            Use of Proceeds.  To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(j)            Rule 463.  To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)           Rule 462(b) Registration Statement.  If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)            License.  Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m)          No Fiduciary Duty.  That (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any of the other Niska Group Entities, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any of the other Niska Group

Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of the other Niska Group Entities on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) each of the Niska Group Entities has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Niska Parties agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any of the other Niska Group Entities, in connection with such transaction or the process leading thereto.

(n)           Lock-Up Letters.  The Niska Parties will cause Sponsor Holdings, the Manager and the current and any proposed directors and executive officers of the Company, of the Manager and of Sponsor Holdings, to furnish to the Representatives, on or prior to the Applicable Time, a letter in the form of Exhibit A hereto.

6.             Use of Free Writing Prospectus.

(a)           Free Writing Prospectus.  Each of the Niska Parties represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus; each of the Niska Parties and the Underwriters represents and agrees that any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(A) or Schedule II(B) hereto.

(b)           Use of Issuer Free Writing Prospectus.  Each of the Niska Parties represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending, and that it has satisfied and will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c)           Information in Issuer Free Writing Prospectus.  Each of the Niska Parties represents and agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to the Representatives and, if requested by the Representatives, to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing

Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.             Expenses.  Each of the Niska Parties covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing the Blue Sky Memorandum and closing documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Units on the NYSE; (v) the filing fees incident to any required review by the FINRA of the terms of the sale of the Units; (vi) the cost of preparing certificates for the Units; (vii) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 7.  It is understood, however, that, except as provided in this Section 7 and Sections 9 and 12 hereof, the Underwriters will pay 50% of the cost of any aircraft chartered in connection with the roadshow and all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

8.             Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Niska Parties herein are, at and as of such Time of Delivery, true and correct, the condition that the Niska Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the

Commission; no stop order suspending or preventing the use of a Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           The Representatives shall have received the opinion of Vinson & Elkins L.L.P., counsel for the Company, addressed to them and dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect set forth on Exhibit B hereto;

(c)           The Representatives shall have received the opinion of Jason A. Dubchak, Vice President, General Counsel & Corporate Secretary of the Company, addressed to them and dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect set forth on Exhibit C hereto;

(d)           The Representatives shall have received the opinion of Bennett Jones LLP, special Canadian counsel for the Company, addressed to them and dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect set forth on Exhibit D hereto;

(e)           The Representatives shall have received the opinion of Goodin, MacBride, Squeri, Day & Lamprey, LLP, special California counsel for the Company, addressed to them and dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect set forth on Exhibit E hereto;

(f)            The Representatives shall have received the opinion of De Brauw Blackstone Westbroek, special Dutch counsel for the Company, addressed to them and dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect set forth on Exhibit F hereto;

(g)           The Representatives shall have received from Baker Botts L.L.P., counsel to the Underwriters, such opinion or opinions, dated such Time of Delivery with respect to such matters as the Representatives may reasonably require; and the Niska Parties shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 8 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained;

(h)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(i)            (i)  None of the Company Entities shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capitalization or long term debt of any of the Company Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, members’ equity, partner’s equity, shareholders’ equity or results of operations of any of the Company Entities other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)            On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the debt securities of any Company Entity by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of any Company Entity;

(k)           On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l)            The Units to be sold at such Time of Delivery shall have been duly admitted for trading and quotation on the NYSE;

(m)          The Representatives shall have received duly and validly executed letter agreements referred to in Section 5(n) hereof.

(n)           The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(o)           The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Niska Parties satisfactory to the Representatives as to the accuracy of the representations and warranties of the Niska Parties herein at and as of such Time of Delivery, as to the performance by the Niska Parties of all of their obligations hereunder to be performed at or prior to such Time of

Delivery, as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as you may reasonably request; and

(p)           The Transactions (other than the public offering of the Firm Units contemplated hereby and the Company’s use of the net proceeds of the offering) shall have been consummated.

(q)           The Company shall have furnished to the Underwriters at each applicable Time of Delivery such further information, opinions, certificates and documents as the Representatives may have reasonably requested.

9.             Indemnification.

(a)           The obligations of the Niska Parties under this Section 9 shall be in addition to any liability they may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, each affiliate of any Underwriter who has participated in the distribution of the Units as underwriters, each broker-dealer affiliate of any Underwriter and each other affiliate of any Underwriter within the meaning of Rule 405 under the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls any of the Niska Parties within the meaning of the Act.

(b)           The Niska Parties, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or “any issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Niska Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(c)           Each Underwriter will severally and not jointly indemnify and hold harmless the Niska Parties against any losses, claims, damages or liabilities to which any of the Niska Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Niska Parties for any legal or other expenses reasonably incurred by the Niska Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)           Promptly after receipt by an indemnified party under subsection (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability it may have to any indemnified party under such subsection, except to the extent that the indemnifying party suffers actual prejudice as a result of such failure and shall not relieve the indemnifying party from any liability it may have other than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Niska Parties on the one hand and the Underwriters on the other from the offering of the Units.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Niska Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Niska Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Niska Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Each of the Niska Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (e), each affiliate of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Niska Parties, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Niska Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Niska Parties.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

10.           Underwriters.

(a)           If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Units, or the Company notifies you that it has so arranged for the purchase of such Units, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b)           If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Company shall have the right to require each non defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Sections 7 and 12 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Units.

12.           If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282, (212) 902-9316, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that notices under Section 9(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under Section 5(f) shall be in writing, and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282, (212) 902-9316, Attention: Control Room.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Niska Parties and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, any affiliate of any Underwriter and each person who controls the Company or any Underwriter or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Niska Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17.           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  Each of the parties agrees that any suit or proceeding arising in respect of this agreement or the Underwriters’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and each of the parties agrees to submit to the jurisdiction of, and to venue in, such courts.

18.           Each of the Niska Parties and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.           Notwithstanding anything herein to the contrary, the Company is authorized, subject to applicable law, to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) relating to such treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with applicable securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

21.           If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each of the Niska Parties.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the

Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

NISKA GAS STORAGE PARTNERS LLC

By:	/s/ David Pope
Name: David Pope
Title: President & Chief Executive Officer

NISKA GAS STORAGE US, LLC

By:	/s/ David Pope
Name: David Pope
Title: President

NISKA GAS STORAGE CANADA ULC

By:	/s/ David Pope
Name: David Pope
Title: President

AECO GAS STORAGE PARTNERSHIP

By:	Niska Gas Storage Canada ULC its General Partner

By:	/s/ David Pope
Name: David Pope
Title: President

Signature Page to Underwriting Agreement

Accepted as of the date

first above written.

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs
(Goldman, Sachs & Co.)

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Steven Escaler
Name:	Steven Escaler
Title:	Executive Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Total Number of Firm Units to be Purchased	Number of Optional Units to be Purchased if Maximum Option is Exercised
Goldman, Sachs & Co.	3,937,500	590,625
Morgan Stanley & Co. Incorporated	3,937,500	590,625
Barclays Capital Inc.	1,487,500	223,125
Citigroup Global Markets Inc.	1,487,500	223,125
Credit Suisse Securities (USA) LLC	1,487,500	223,125
RBC Capital Markets Corporation	1,487,500	223,125
UBS Securities LLC	1,487,500	223,125
Wells Fargo Securities, LLC	962,500	144,375
Raymond James & Associates, Inc.	700,000	105,000
Lazard Capital Markets LLC	262,500	39,375
Stifel, Nicolaus & Company, Incorporated	262,500	39,375

Total	17,500,000	2,625,000

SCHEDULE II(A)

Materials Other Than the Pricing Prospectus That

Comprise the Pricing Disclosure Package

Price to public per Common Unit:  $20.50

SCHEDULE II(B)

Issuer Free Writing Prospectuses Not Included

in the Pricing Disclosure Package

Electronic roadshow as made available on http://www.netroadshow.com

SCHEDULE III

Foreign Qualifications

Entity	Foreign Qualifications
Niska Gas Storage Management LLC	None
Niska Gas Storage Partners LLC	Texas
Niska II GP LLC	None
Niska II Holdings, L.P.	None
Niska Gas Storage Canada GP, LLC	None
AECO Gas Storage Partnership	Ontario
Niska Gas Storage US, LLC	None
Niska Gas Storage Canada ULC	Ontario
Niska US GP LLC	None
Niska Gas Storage US Finance Corp.	None
Niska Gas Storage Canada Finance Corp.	None
Niska GS Holdings I, L.P.	None
Niska Gas Storage LLC	Arkansas, California, Colorado, Iowa, Illinois, Kansas, Nebraska, Oklahoma, Texas and Washington
Wild Goose Storage, LLC	California
Niska Gas Transport Inc.	Oregon
Salt Plains Storage, LLC	Kansas, Oklahoma
Niska GP Alberta ULC	Ontario
EnerStream Agency Services Inc.	None
Access Gas Services Inc.	None
Niska GS Holdings II, L.P.	Alberta
Niska GS Holdings US, L.P.	None
Niska GS Holdings Canada, L.P.	None
Niska Sponsor Holdings Cooperatief U.A.	None
Niska Gas Storage Canada, L.P.	None
Access Gas Services (Alberta) Inc.	None
Access Gas Services (Ontario) Inc.	Quebec
Niska Holdco ULC	None
Niska GP ULC	None
Niska Partners Cooperatief U.A.	None
Niska Partners Management ULC	None
Niska Gas Storage Operations LLC	None
Niska GS Venture Holdings LLC	None

EXHIBIT A

FORM OF LOCK-UP LETTER

Niska Gas Storage Partners LLC

Lock-Up Letter

                          , 2010

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

As Representatives of the several Underwriters

c/o Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282

Re: Niska Gas Storage Partners LLC - Lock-Up Letter

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Niska Gas Storage Partners LLC (the “Company”), Niska Gas Storage US, LLC, Niska Gas Storage Canada ULC, AECO Gas Storage Company, providing for a public offering of units representing limited liability company interests (the “Units”), in the Company pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”).

In consideration of the agreement by the Underwriters to offer and sell the Units, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Units (as defined in the limited liability company agreement of the Company, as the same may be amended or restated at or prior to the First Time of Delivery, as defined in the Underwriting Agreement), or any options or warrants to purchase any Common Units, or any securities convertible into, exchangeable for or that represent the right to receive Common Units, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively the “Undersigned’s Units”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Units even if the Undersigned’s Units would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Units or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Units.

The initial Lock-Up Period will commence on the date of this Lock-Up Letter and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Units (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter during the period from the date of this Lock-Up Letter to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.”

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representatives on behalf of the Underwriters; provided, however, that in the case of (i) or (ii), any such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer.  For purposes of this Lock-Up Letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  Except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Letter, the undersigned will have good and marketable title to the Undersigned’s Units, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Units except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Letter in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

EXHIBIT B

FORM OF OPINION OF VINSON & ELKINS L.L.P.

1.             Each of the Company, the Manager, Upper Co-op Holdings, Niska I, Niska II, Canadaian GP, GP LLC, Niska II Holdings, GP US LLC, U.S. Operating Company, U.S. Finco, Niska Gas, Wild Goose, Niska Gas Transport, Salt Plains, Lower Co-op and NGSC LP (collectively, the “Niska-Delaware Group Entities”) is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be, with all corporate, partnership or limited liability company, as the case may be, power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease its properties currently owned or leased or to be owned or leased at each Time of Delivery, and to conduct its business as currently conducted or as to be conducted at each Time of Delivery, in each case, in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Each of the Niska Group Entities is duly registered or qualified to do business and is in good standing as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth under its name on Schedule III to this Agreement.

2.             Each of the Niska-Delaware Group Entities (other than Niska Gas, Wild Goose and Salt Plains, as to which such counsel need not express any opinion) is duly formed as a corporation, limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of incorporation, organization or formation, as the case may be.

3.             The Manager has full limited liability company power and authority to act as the manager of the Company in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4.             Sponsor Holdings owns all of the issued and outstanding membership interests in the Manager.  Such interests have been duly authorized and validly issued in accordance with the Manager Operating Agreement, and are fully paid (to the extent required under the Manager Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and Sponsor Holdings owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sponsor Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation.

5.             The Manager is the sole managing member of the Company and the owner of the Managing Interest.  The Managing Interest has been duly authorized and validly issued in accordance with the Operating Agreement, and is fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and the Manager owns the Managing Interest free and clear of all Liens (i) in respect of which a financing statement under the

Uniform Commercial Code of the State of Delaware naming the Manager as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation.

6.             Sponsor Holdings owns the Sponsor Units and all of the Incentive Distribution Rights.  Such Sponsor Units and Incentive Distribution Rights and the membership interests represented thereby have been duly authorized and validly issued in accordance with the Operating Agreement, and are fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sponsor Holdings owns the Sponsor Units and the Incentive Distribution Rights, in each case free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sponsor Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation.

7.             The Units, and the membership interests represented thereby, have been duly authorized in accordance with the Operating Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

8.             After giving effect to the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding membership interests of the Company will consist of 31,179,745 Common Units, 33,804,745 Subordinated Units, the Managing Interest and the Incentive Distribution Rights.  Other than the Sponsor Units, the Managing Interest and the Incentive Distribution Rights, the Firm Units and the Optional Units issued at the Time of Delivery, if any, are the only membership interests of the Company issued and outstanding at the Time of Delivery.

9.             The Company owns 100% of the issued and outstanding membership interests in U.S. Operating Company.  Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of U.S. Operating Company, and are fully paid (to the extent required under that agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and the Company owns such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation.

10.           U.S. Operating Company owns 100% of the issued and outstanding membership interests or capital stock, as applicable, in each of U.S. Finco, Niska Gas and Wild Goose free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming U.S. Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation.

11.                                 Niska Gas owns 100% of the issued and outstanding membership interests or capital stock, as applicable, in each of Salt Plans and Niska Gas Transport, respectively free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Niska Gas as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation.

12.                                 Canadian Operating Company owns 100% of the issued and outstanding capital stock of Canadian Finco.  Such capital stock has been duly authorized and validly issued in accordance with the governing documents of Canadian Finco and is fully paid and non-assessable, and Canadian Operating Company owns such capital stock free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Canadian Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation.

13.                                 All of the issued and outstanding shares of capital stock in US Finco and Niska Gas Transport have been duly authorized and validly issued in accordance with the governing documents of US Finco and Niska Gas Transport, respectively, and are fully paid (to the extent required under those documents, as applicable) and non-assessable.

14.                                 Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase any capital stock, membership interests or partnership interests in any Niska-Delaware Group Entity pursuant to any limited liability company agreement, partnership agreement, certificate of formation or conversion, certificate or articles of incorporation or bylaws of any Niska-Delaware Group Entity.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for restrictions on transferring pledged securities pursuant to the Credit Agreement, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase any capital stock, membership interests, partnership interests or other equity interests in any Company Entity pursuant to any agreement or instrument listed as an exhibit to the Registration Statement to which any of the Company Entities is a party or by which any of them may be bound.  To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Company other than those that have been waived.

15.                                 Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no restriction upon the voting or transfer of any membership interests in the Company pursuant to the Operating Agreement or certificate of formation of the Company.

16.                                 Each of the Niska Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder.  The Company has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Operating Agreement, the

Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Operating Agreement and the Contribution Documents.  All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Niska-Delaware Group Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements by each of the Niska-Delaware Group Entities and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements has been validly taken.

17.                                 This Agreement has been duly authorized and validly executed and delivered by each of the Company and the U.S. Operating Company.

18.                                 Each of the Operative Agreements has been duly authorized and validly executed and delivered by each of the Niska-Delaware Group Entities that is a party thereto.  Each of the Operative Agreements constitutes a valid and legally binding agreement of the Niska-Delaware Group Entities that are parties thereto, enforceable against each of them in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

19.                                 Each of the Contribution Documents is in a form legally sufficient as between the parties thereto to transfer or convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the ownership interests, assets and rights purported to be transferred thereby, as described in the Contribution Documents, subject to the conditions, reservations, encumbrances and limitations described therein.

20.                                 None of (i) the offering, issuance or sale by the Company of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Niska Group Entities which are parties hereto or thereto, as the case may be, or (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Operative Agreements, (A) constitutes or will constitute a violation of the limited liability company agreement, partnership agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Niska-Delaware Group Entities, (B) constitutes, or will constitute, a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any agreement or instrument filed as an exhibit to the Registration Statement, (C) violates or will violate the Delaware LLC Act, the Delaware LP Act, the Delaware General Corporation Law (“DGCL”) or federal law or any order, judgment, decree or injunction known to us of any U.S. Federal or Delaware court or governmental agency or authority having jurisdiction over any of the Niska Group Entities or any of their properties or assets in a proceeding to which any of them or their respective property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Niska Group Entities under any agreement or instrument filed as an exhibit to the Registration Statement to which any of the Niska Group Entities is a party or by which any of them or any of their respective properties may be bound, which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Niska Group Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents.

21.                                 No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any U.S. Federal or Delaware court, governmental agency or body, or under the Delaware LLC Act, the Delaware LP Act, the DGCL or federal law is required in connection with the offering, issuance or sale by the Company of the Units, the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the execution, delivery and performance of this Agreement and the Operative Agreements by the Niska Group Entities party hereto and thereto, or the consummation by the Niska Group Entities of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements other than those (i) for registration of the Units under the Act and filings and consents required under the Exchange Act, (ii) applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need not express any opinion, (iii) that have been obtained or made and (iv) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

22.                                 The statements set forth in the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Operating Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Regulation,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Operating Agreement” and “Investment in Niska Gas Storage Partners LLC by Employee Benefit Plans” insofar as they purport to constitute summaries of provisions of federal or New York statutes, rules or regulations, the Delaware LP Act or the Delaware LLC Act or of any specific agreement or instrument, constitute accurate summaries thereof in all material respects; and the descriptions of the Common Units contained in the Prospectus under the captions “Prospectus Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Operating Agreement Relating to Cash Distributions,” “Description of the Common Units” and “The Operating Agreement” constitute accurate summaries of the terms of the Common Units in all material respects, provided, however, that such counsel need not express any opinion with respect to any laws other than the laws of the State of Delaware and the federal laws of the United States.

23.                                 The opinion letter of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion letter as if it were addressed to them.

24.                                 The Registration Statement has been declared effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule.

25.                                 The Registration Statement, at the time it was declared effective, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Act and at each Time of Delivery, and any further amendments and supplements thereto made by the Company prior to the date of such opinion letter (other than the financial statements, the notes and schedules thereto and other financial data included in or omitted from the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the requirements of the Act.

26.                                 The Company is not, and after sale of the Units to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act.

27.                                 To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Company Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not so described as required by the Act and (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the Niska Group Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act and the DGCL, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign corporation, limited partnership or limited liability company, as the case may be, of the Niska-Delaware Group Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the applicable Time of Delivery and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificates, (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property and assume that the descriptions of interests in property described in the Contribution Documents are accurate (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions) or (B) state or local taxes or state or local tax statutes to which any of the members of the Company or any of the Niska Group Entities may be subject, and (vi) with respect to the existence of any Lien for which a financing statement under the Uniform Commercial Code of any state is on file, such counsel’s opinion is based solely upon such counsel’s review of a specific search of such state’s Secretary of State (each of which shall be as of a date not more than fourteen days prior to the applicable Time of Delivery and shall be provided to counsel to the Underwriters).

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Niska Parties, Niska Holdings and the independent registered public accounting firm of the Company and Niska Holdings, and representatives of the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A)                              the Registration Statement, at the time it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B)                                the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C)                                the Prospectus, as of its date and at each Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (a) the financial statements and related schedules, including the notes thereto and the auditors’ reports thereon, contained therein and (b) the other financial information contained therein or omitted therefrom.

EXHIBIT C

FORM OF OPINION OF JASON A. DUBCHAK

1.                                       Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for restrictions on transferring pledged securities pursuant to the Credit Agreement, and except for those as have been waived, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any capital stock, membership interests, partnership interests or other equity interests in any Niska Group Entity (other than pursuant to the governing document of any Company Entity or any agreement or instrument listed as an exhibit to the Registration Statement, as to which such counsel expresses no opinion).  To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Company other than as have been waived.

2.                                       None of the offering, issuance and sale by the Company of the Units being delivered at each Time of Delivery, the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the execution, delivery and performance of this Agreement by the Niska Parties and the Operative Agreements by the Niska Group Entities that are parties thereto, or the consummation of any other transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements (A) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a Lien, under the Transaction Documents or any other agreement or instrument that is material to the Company Entities taken as a whole (other than agreements or instruments filed as an exhibit to the Registration Statement), or (B) violates or will violate any order, judgment, decree or injunction known to me of any court, tribunal or similar authority to which any of the Niska Group Entities or any of their properties is subject, which breach, violation, Lien or default in the case of clause (A) or (B), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Niska Group Entities to perform their obligations under this Agreement or the Operative Agreements.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the Niska Group Entities and upon information obtained from public officials, (ii) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (iii) state that such opinions are limited to Canadian federal law and the law of the province of Alberta, Canada, as currently in effect, (iv) state that he expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) federal, state or local taxes or state or local tax statutes to which the members of the Company or any of the Niska Group Entities may be subject.

In addition, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to him on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel

C-1

in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

C-2

EXHIBIT D

FORM OF OPINION OF BENNETT JONES LLP

1.                                       Each of Canadian Operating Company, Niska GP Alberta, Holdco, GP ULC and Management ULC, is a valid and subsisting unlimited liability corporation under the laws of Alberta.

2.                                       AB Access Gas is a valid and subsisting corporation under the laws of Alberta.

3.                                       Each of EnerStream and ON Access Gas is a valid and subsisting corporation under the laws of Ontario.

4.                                       AECO Gas is a general partnership existing under the laws of Alberta.

5.                                       Each of Canadian Operating Company, Niska GP Alberta, Holdco, GP ULC, Management ULC, AECO Gas, AB Access Gas, EnerStream, ON Access Gas and BC Access Gas (collectively, the “Niska-Canada Group Entities”) (other than AECO Gas and BC Access Gas) has the corporate power and authority to own or lease its property and conduct its business.

6.                                       Each Niska-Canada Group Entity (other than AECO Gas and BC Access Gas) has the corporate power and authority to execute and deliver this Agreement, the Contribution Agreement, the Direction, Authorization and Acknowledgement Agreement among Canadian Operating Company, AECO Gas, Holdco, NGSC LP, Niska II, Canadian GP, Niska Canada, DutchCo and Niska II Holdings (the “Direction” and, collectively with this Agreement and the Contribution Agreement, the “Niska-Canada Transaction Documents”) to which it is a party and to perform its obligations thereunder.

7.                                       Each of Canadian Operating Company and Niska GP Alberta, as the general partners of AECO Gas, has the power and authority pursuant to the partnership agreement of AECO Gas and the laws of Alberta and the federal laws of Canada applicable in Alberta (“Alberta Law”), to conduct the business and affairs of, and to own and operate the property and assets of AECO Gas, and to execute and, to the extent governed by Alberta Law, deliver the Niska-Canada Transaction Documents to which AECO Gas is a party, and to perform the obligations of AECO Gas under the Niska-Canada Transaction Documents to which it is a party.

8.                                       DutchCo is the registered holder of 33 Class A Common Shares of Holdco (the “Holdco Securities”).  The Holdco Securities have been duly authorized and validly issued in accordance with the articles and by-laws of Holdco, and are fully paid and non-assessable shares of Holdco and are the only outstanding shares of Holdco.

9.                                       Holdco is the registered holder of 100 Class A Common Shares of GP ULC (the “GP ULC Securities”).  The GP ULC Securities have been duly authorized and validly issued in accordance with the articles and by-laws of GP ULC, and are fully paid and non-assessable shares of Holdco and are the only outstanding shares of GP ULC.

10.                                 NGSC LP is the registered holder of 35 common shares of Canadian Operating Company (the “Canadian Operating Company Securities”).  The Canadian Operating Company Securities have been duly authorized and validly issued in accordance with the articles and by-laws of Canadian Operating Company, and are fully paid and non-assessable shares of Canadian Operating Company and are the only outstanding shares of Canadian Operating Company.

11.                                 Canadian Operating Company is the registered holder of 200 Common Shares of Niska GP Alberta (the “Niska GP Alberta Securities”).  The Niska GP Alberta Securities have been duly authorized and validly issued in accordance with the articles and by-laws of Niska GP Alberta, are fully paid and non-assessable shares of Niska GP Alberta and are the only outstanding shares of Niska GP Alberta.

12.                                 Niska GP Alberta and Canadian Operating Company are the two general partners of AECO Gas with a 1% and 99% general partner interest in AECO Gas, respectively.

13.                                 AECO Gas is the registered holder of:

a.                                       100 Class A Common Shares of EnerStream (the “EnerStream Securities”);

b.                                      100 Common Shares of AB Access Gas (the “AB Access Gas Securities”);

c.                                       100 Class A Common Shares of ON Access Gas (the “ON Access Gas Securities”); and

d.                                      100 Class A Common Shares of Management LLC (the “Management LLC Securities”),

and:

e.                                       the EnerStream Securities have been duly authorized and validly issued in accordance with the articles and by-laws of EnerStream, are fully paid and non-assessable shares of EnerStream and are the only outstanding shares of EnerStream;

f.                                         the AB Access Gas Securities have been duly authorized and validly issued in accordance with the articles and by-laws of AB Access Gas, are fully paid and non-assessable shares of AB Access Gas and are the only outstanding shares of AB Access Gas;

g.                                      the ON Access Gas Securities have been duly authorized and validly issued in accordance with the articles and by-laws of ON Access Gas, are fully paid and non-assessable shares of ON Access Gas and are the only outstanding shares of ON Access Gas; and

h.                                      the Management LLC Securities have been duly authorized and validly issued in accordance with the articles and by-laws of Management LLC, are fully paid and non-assessable shares of Management LLC and are the only outstanding shares of Management LLC.

14.                                 Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for restrictions on transferring pledged securities pursuant to the Credit Agreement, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase any shares,  partnership interests or other equity interests in any Niska-Canada Group Entities (other than BC Access Gas) pursuant to any partnership agreement, certificate or articles of incorporation or by-laws of any Niska-Canada Group Entities (other than BC Access Gas).

15.                                 The execution and, to the extent governed by Alberta Law, delivery, by Canadian Operating Company of this Agreement and the performance by it of its obligations thereunder, has been duly authorized by all necessary corporate action on the part of Canadian Operating Company, and this Agreement has been duly executed, and to the extent governed by Alberta Law or the laws of Ontario and the federal laws of Canada applicable in Ontario (“Ontario Law”), delivered, by Canadian Operating Company.

16.                                 The execution and, to the extent governed by Alberta Law, delivery, by each of Canadian Operating Company, Holdco and GP ULC of the Contribution Agreement and the performance by each such party of its obligations thereunder, has been duly authorized by all necessary corporate action on the part of each of Canadian Operating Company, Holdco and GP ULC, and the Contribution Agreement has been duly executed, and to the extent governed by Alberta Law, delivered, by each of Canadian Operating Company, Holdco and GP ULC.

17.                                 The execution and, to the extent governed by Alberta Law, delivery, by each of Canadian Operating Company and Holdco of the Direction and the performance by each such party of its obligations thereunder has been duly authorized by all necessary corporate action on the part of each of Canadian Operating Company and Holdco, and the Direction has been duly executed, and to the extent governed by Alberta Law, delivered, by each of Canadian Operating Company and Holdco.

18.                                 The execution and, to the extent governed by Alberta Law, delivery, by Canadian Operating Company, as managing partner of AECO Gas, of each of the Niska-Canada Transaction Documents, and the performance by AECO Gas of its obligations thereunder, has been duly authorized by all necessary action in accordance with the partnership agreement of AECO Gas and all necessary corporate action on the part of Canadian Operating Company.

19.                                 The execution and, to the extent governed by Alberta Law or Ontario Law, delivery by each of Operating Company, Holdco and GP ULC of each of the Niska-Canada Transaction Documents to which it is a party and the performance of its obligations thereunder, do not breach, contravene or conflict with or result in a default under:

a.                                       any provision of the articles or by-laws or any unanimous shareholder agreement relating to any of Operating Company, Holdco and GP

ULC, as applicable; or

b.                                      Alberta Law.

20.                                 The execution and, to the extent governed by Alberta Law, delivery and performance by, Canadian Operating Company, as managing partner of AECO Gas, of each of the Niska-Canada Transaction Documents and the performance of its obligations thereunder, do not breach, contravene, or conflict with or result in a default under:

a.                                       any provision of the partnership agreement of AECO Gas; or

b.                                      Alberta Law.

21.                                 No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of Canada or the Provinces of Alberta or Ontario is required in connection with: (i) the application of the proceeds from the offering issuance and sale by the Company of the Units as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of the Niska-Canada Transaction Documents by each of Canadian Operating Company (on behalf of itself and AECO), Holdco and GP ULC, as applicable, or (iii) the consummation of the transactions contemplated by the Niska-Canada Transaction Documents, except as have been obtained or made.

22.                                 A court of competent jurisdiction in Alberta (an “Alberta Court”) would give effect to the choice of the laws of the State of New York and the State of Delaware (the “Foreign Law”) as the proper law governing the Underwriting Agreement and Contribution Agreement, respectively, provided that such choice of law is bona fide and legal and provided that such choice of law is not contrary to public policy, as that term is understood under Alberta Law.  We are not aware of any reasons based on public policy, as that term is understood under Alberta Law, for avoiding the choice of New York law to govern the Underwriting Agreement and Delaware law to govern the Contribution Agreement.

23.                                 If the choice of the Foreign Law as the governing law of the Underwriting Agreement and Contribution Agreement is a valid choice of law, then in an action brought before an Alberta Court for the enforcement of any of the Underwriting Agreement and Contribution Agreement, the Foreign Law would, to the extent specifically pleaded and proved as a fact by expert evidence, be recognized and applied by an Alberta Court to all issues that under the conflict of law rules of Alberta Law are to be determined in accordance with the proper or governing law of a contract, except that an Alberta Court will not apply any Foreign Law:

a.                                       that it characterizes as being of a foreign revenue, expropriatory, penal or public law nature;

b.                                      the application of which would be inconsistent with “public policy”, as such term is applied by an Alberta Court

c.                                       if it determines that the choice of law was not freely made or if it is unable to find a substantial connection between the Foreign Law and the subject matter of the Underwriting Agreement and Contribution Agreement (although such counsel is not aware of any reason that would cause an Alberta Court to find that the choice of law was not freely made or that there is no substantial connection between the Foreign Law and the subject matter of the Underwriting Agreement and Contribution Agreement);

d.                                      to the extent that provisions of Alberta Law have overriding effect;

e.                                       that it determines or characterizes to be procedural laws;

f.                                         that would require the performance  of any obligation that is illegal in any jurisdiction in which the obligations is to be performed; or

g.                                      that it chooses, through such court’s inherent right not to recognize Foreign Law, not to apply (we are not, however, aware of any criteria other than those expressed above that would be applied by an Alberta Court in guiding its decision to apply the Foreign Law).

We are not aware of any reason that any of the Underwriting Agreement or Contribution Agreement would be held to be inconsistent with public policy, as such term is understood under Alberta Law.

24.                                 Subject to applicable bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent transfer, winding-up, moratorium, fraudulent preference, or other laws of general application relating to or affecting the enforcement of the rights of creditors generally, an Alberta Court would give a judgment in Canadian dollars based on a final and conclusive judgment in personam issued by any court in the State of New York or the State of Delaware (each a “Foreign Court”) based upon that Underwriting Agreement and Contribution Agreement, respectively, that has not been satisfied and is not impeachable as void or voidable under the Foreign Law for a definite sum of money and without reconsideration of the merits if:

a.                                       the Foreign Court rendering such judgment had jurisdiction according to Alberta Law conflict of laws rules over the judgment debtor and the subject matter, the judgment debtor was duly served with process in a manner recognized by an Alberta Court (and the submission to the jurisdiction of the Foreign Court will satisfy this requirement), and, if the jurisdiction of the Foreign Court was based on personal service alone, the Foreign Court was not a seriously inconvenient forum for the trial of the action;

b.                                      such judgment is enforceable where rendered;

c.                                       such judgment was not obtained by fraud or in a manner contrary to “natural justice” and the enforcement thereof would not be inconsistent with “public policy”, as such terms are applied by an Alberta Court (and such counsel is not aware of any reason under Alberta Laws for avoiding a judgment of a Foreign Court provided the requirements identified in this paragraph are otherwise satisfied);

d.                                      such judgment is not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

e.                                       the enforcement of such judgment would not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, penal, or public laws;

f.                                         a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by any other foreign or domestic authority which decision meets the necessary conditions for recognition under Alberta Law;

g.                                      after the date of such judgment in the Foreign Court, the action to enforce such judgment is commenced in an Alberta Court within the applicable limitation period under Alberta Law;

h.                                      such judgment is a subsisting judgment and has not been satisfied;

i.                                          no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the Alberta Court; and

j.                                          an Alberta Court has the discretion to stay or deny the enforcement of a judgment if the underlying decision is the subject of appeal.

25.                                 The submission by the Niska-Canada Group Entities, as applicable, to the jurisdiction of the courts of New York contained in Section 17 of the Underwriting Agreement and to the jurisdiction of the Court of Chancery of the State of Delaware contained in Section 5.7 of the Contribution Agreement would be recognized by an Alberta Court as a valid submission to the jurisdiction of such courts, provided that the provisions of the Underwriting Agreement and Contribution Agreement, as applicable, respecting service of process are complied with.

26.                                 The relevant members of the Niska-Canada Group Entities have such material permits, consents and authorizations of governmental or regulatory authorities of Canada and of Alberta (the “Required Governmental Approvals”) as are necessary to own or lease and operate the gas storage facilities described as “AECO Hub” in the Registration Statement, Pricing Prospectus and Prospectus, as they are currently being used as described in the Registration Statement, Pricing Prospectus and Prospectus, except where the failure to have any Required Governmental Approval would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.  Notwithstanding the foregoing we express no opinion as to the title, validity, enforceability or sufficiency of any of the surface or subsurface rights purported to be held by the Niska-Canada Group Entities or as to the validity, enforceability or sufficiency of any operating agreements or any of the surface and subsurface land agreements including without limitation any of the natural gas storage agreements, leases, unit agreements, trust arrangements or other similar instruments pertaining to subsurface mineral rights (including those with the Crown) or any access agreements, right-of-ways, easements leases or other similar instruments pertaining to surface rights (including those with the Crown).

27.                                 The statements set forth in the Prospectus under the caption “Business—Regulation” insofar as such statements constitute matters of Canadian federal law applicable in Alberta or Alberta law are accurate in all material respects.

28.                                 The opinion letter of Bennett Jones LLP that is filed as Exhibit 8.2 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion letter as if it were addressed to them.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and other employees of the Niska Group Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of Canada and the Provinces of Alberta and Ontario and (D) state that they express no opinion with respect to (i) taxes or tax statutes to which any of the members of the Company or the Niska Group Entities may be subject and (ii) title to any real or personal property.

In addition, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

EXHIBIT E

FORM OF OPINION OF GOODIN, MACBRIDE, SQUERI, DAY & LAMPREY, LLP

1.                                       No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the State of California, including the Public Utilities Commission of the State of California (“CPUC”) is required in connection with the offering, issuance and sale by the Company of the Units, the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the execution, delivery and performance of this Agreement and the Operative Agreements by the Niska Group Entities which are parties hereto or thereto, as the case may be, or the consummation of the Transactions and any other transactions contemplated by this Agreement or the Operative Agreements, nor does the consummation of the Transactions constitute an event which causes a change in ownership or control of Wild Goose Storage, LLC within the meaning of Section 854 of the California Public Utilities Code.

2.                                       The execution, delivery, and implementation of the Transaction Documents, and the performance by the Niska Group Entities of their obligations thereunder, will not violate or conflict with any order or requirement of the CPUC or with any California energy statute or energy regulation.

3.                                       As of the applicable Time of Delivery, each of the Niska Group Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities in the State of California (“governmental permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, except for such governmental permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Niska Group Entities has, and as of the applicable Time of Delivery will be in compliance with the terms and conditions of, all such governmental permits, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; and no event has occurred that would prevent the governmental permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such governmental permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and other employees of the Niska Group Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that such opinions are limited to the laws of the State of California.

In addition, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject

E-1

to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

E-2

EXHIBIT F

FORM OF OPINION OF DE BRAUW BLACKSTONE WESTBROEK

1.                                       Each of Sponsor Holdings and DutchCo has been incorporated and is existing as a cooperative with no liability for its members (coöperatie met uitsluiting van aansprakelijkheid) under Dutch law.  Each of Sponsor Holdings and DutchCo has the power to conduct any business which (i) falls within the objects clause in its articles of association and (ii) is in its interest.

2.                                       The Contribution Agreement has been validly signed by Sponsor Holdings and DutchCo.

3.                                       The deed of transfer of membership, membership rights, and obligations and takeover of contracts of Sponsor Holdings (the “Deed of Transfer” and, together with the Contribution Agreement, the “Dutch Contribution Documents”) has been validly signed by Sponsor Holdings.

4.                                       Under Dutch law there are no governmental or regulatory consents, approvals, or authorizations required by either of Sponsor Holdings or DutchCo for its entry into and performance of any Dutch Contribution Document to which it is a party. Under Dutch law there are no registrations, filings or similar formalities required to ensure the validity, binding effect and enforceability against Sponsor Holdings or DutchCo of the Dutch Contribution Documents to which it is a party.

5.                                       The entry into and performance of the Dutch Contribution Documents by Sponsor Holdings or DutchCo does not violate Dutch law or the articles of association of Sponsor Holdings or DutchCo, as the case may be.

6.                                       The choice of Delaware law as the governing law of the Contribution Agreement is recognised and accordingly that law governs the validity, binding effect on and enforceability against each of the Cooperatives of its Contribution Agreements.

7.                                       The deed of transfer of membership, membership rights, and obligations and takeover of contracts of Niska Sponsor Holdings Coöperatief U.A. among US Holdings, Upper Co-op Holdings, Canada Holdings, Niska II Holdings and Sponsor Holdings is valid, binding on and enforceable against Sponsor Holdings.

8.                                       Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase any shares, membership rights or other equity interests in Sponsor Holdings or DutchCo pursuant to any articles of association or bylaws of Sponsor Holdings or DutchCo.

In rendering such opinion, such counsel may state that such opinion letter is solely for the benefit of the Underwriters and solely for the purposes of the Agreement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or

F-1

quoted or referred to in any public document or filed with anyone other than the U.S. Securities and Exchange Commission without such counsel’s written consent. A copy may, however and subject to the same restrictions, be provided to Vinson & Elkins L.L.P. and Baker Botts L.L.P. for the purpose of the Agreement and of giving their opinions, and solely for their information.

F-2